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Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 22, 2003 (except October 27, 2003 as to notes 1, 2 and 5) relating to the financial statements, which appear in the Registration Statement on Form SB-2 of Vaso Active Pharmaceuticals, Inc. (Amendment No. 4—SEC File No. 333-106785) and Post Effective Amendment No. 2 to the Registration Statement on Form SB-2 of Vaso Active Pharmaceuticals, Inc. (SEC File No. 333-111039).

/s/ Stowe & Degon

Worcester, Massachusetts
February 13, 2004

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Independent Auditors' Consent